Exhibit 10.2
SUBSCRIPTION AGREEMENT AND INVESTOR INFORMATION STATEMENT
     Ladenburg Thalmann Financial Services Inc. (the “Company”) and Lawrence B. Weissman (the “Investor”) hereby agree as follows:
     1. Subscription for Securities. Investor hereby subscribes for and agrees to purchase 1,000,000 shares of Common Stock (“Share(s)”) at $0.45 per share upon the terms and conditions described in this Agreement.
     2. Investor Deliveries. On the Closing Date (as hereafter defined), the Investor shall wire to the Company the sum of $450,000, representing full payment for the Shares. Certificates representing the Shares will be delivered to the Investor as soon thereafter as practicable. “Closing Date” shall mean the date mutually agreed to by the Company and Investor promptly after approval by the American Stock Exchnage, but not later than three business days after such approval.
     3. Investor Representations and Warranties. Investor acknowledges, represents and warrants to the Company as follows:
          (a) Information about the Company. Investor has read the Company’s recent filings under the Securities Exchange Act of 1934 (“Exchange Act”). Investor has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of verifying the information included in those filings. Investor has either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering of the Shares and the business and operations of the Company and all such questions have been answered to Investor’s full satisfaction. Investor has been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. Investor has received all information and materials regarding the Company that he has reasonably requested.
          (b) Speculative Investment. Investor is aware that the Shares are a speculative investment that involve a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of his investment. Investor acknowledges and is aware that there is no assurance as to the future performance of the Company. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Investor has not utilized any person as his purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon his own investigation in making a decision to invest in the Company. Investor believes that the investment in the Shares is suitable for him based upon his investment objectives and financial needs, and Investor has adequate means for providing for his current financial needs and contingencies and has no need for liquidity with respect to his investment in the Company.
          (c) Restrictions on Transfer. Investor understands that (i) the Shares have not been registered under the Securities Act of 1933 (“Securities Act”) or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this offering of Shares or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on his representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. Investor understands and agrees that the Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. Investor acknowledges that, notwithstanding the Company’s commitment described below in

Section 4, there can be no assurance that the Company will be able to keep the Registration Statement (defined below) effective until he sells the Shares registered thereon.
          (d) No Market for Shares. Investor is purchasing the Shares for his own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares. Investor understands that, although there is a public market for the Shares, there is no assurance that such market will continue.
     4. Registration Rights. Promptly following the date hereof, the Company shall use its best efforts to file and keep in effect a Registration Statement on Form S-8 or other applicable form to register under the Act the resale of the Shares.
     5. Lock-up and Insider Trading Policy. The Investor agrees that he will not sell, assign or transfer any of the Shares until November 15, 2005, except to an Immediate Family Member who shall agree to continue to be bound by this restriction. Investor understands that he will be required to abide by all of the Company’s policies in effect, including the Company’s Insider Trading Policy, with respect to the ownership and trading of the Company’s securities.
     6. Indemnification. Investor hereby agrees to indemnify and hold harmless the Company, its respective officers, directors, stockholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Investor and contained herein or (b) arise out of or are based upon any breach by Investor of any representation, warranty or agreement made by him contained herein.
     7. Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.
     8. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

     9. Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.
     10. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to Investor’s residence address on the signature page hereto. All communications to the Company should be sent to:
Ladenburg Thalmann Financial Services Inc.
590 Madison Avenue, 34th Floor
New York, New York 10022
Attn: Sal Giardina, Chief Financial Officer
     11. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.
     12. Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.
     13. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name:	Lawrence B. Weissman

Residence Address:	________________________________

Telephone:	(H) ____________ (W) ___________ (Cell) __________

Social Securities Number:	________________________________

Amount of Investment:

Number of Shares: 1,000,000
Corresponding dollar amount ($0.45 multiplied by number of Shares): $450,000
Accredited Investor Status For Individuals.
          (i) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

☐	My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

☐	If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

☐	My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.
     I hereby confirm the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Shares.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

LADENBURG THALMANN FINANCIAL SERVICES INC.

By: /s/ Salvatore Giardina

Name: Salvatore Giardina

Signature:

Print Name: Lawrence B. Weissman	Title: Vice President and Chief Financial Officer

Date: As of July 18, 2005	Date: As of July 18, 2005

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